SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report – January 26, 2006

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	2-89573	25-1445946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Center Square, Greencastle, Pennsylvania		17225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 597-2137

N/A
(Former name or former address, if changed since last report)

Item 1.01 Entry Into Material Agreements.

Not Applicable.

Item 1.02 Termination of Material Agreement.

Not Applicable.

Item 1.03 Bankruptcy.

Not Applicable.

Item 2.01 Acquisition - Disposition of Assets.

Not Applicable.

Item 2.02 Result of Operations - Financial Condition.

Tower Bancorp, Inc., parent company of The First National Bank of Greencastle, reports earnings of $1,438,410 or earnings per share of $.83 for the quarter ended December 31, 2005.   For the year 2005, net income was $5,031,659 or $2.91 per share.  Return on equity and return on assets were 10.90% and 1.51%, respectively, for the year ending December 31, 2005.

Item 2.03 Financial Obligations - Off-Balance Sheet.

Not Applicable.

Item 2.04 Acceleration of Financial Obligations.

Not Applicable.

Item 2.05 Exit or Disposal Activities

Not Applicable.

Item 2.06 Material Impairments

Not Applicable.

Item 3.01 Notice of Delisting or Noncompliance

Not Applicable.

Item 3.02 Unregistered Sale of Securities

Not Applicable.

Item 3.03 Modification of Shareholder Rights.

Not Applicable.

Item 4.01 Change in Accountants.

Not Applicable.

Item 4.02 Non-Reliance on Financial Statements.

Not Applicable.

Item 5.01 Change in Control.

Not Applicable.

Item 5.02 Resignation of Directors - Principal Officers.

Not Applicable.

Item 5.03 By-Law Amendments - Change in Fiscal Year.

Not Applicable.

Item 5.04 Suspension of Trading - Employee Benefit Plans.

Not Applicable.

Item 5.05 Code of Ethics.

Not Applicable.

Item 7.01 Regulation FD.

Not Applicable.

Item 8.01 Voluntary Disclosure of Other Events.

Not Applicable.

Item 9.01. Exhibits

(a)                    Not Applicable.

(b)                   Not Applicable.

(c)                    Exhibit:

99                                    News Release, dated January 26, 2006, of Tower Bancorp, Inc.

99.1                           Balance Sheets December 31, 2005 and 2004

99.2                           Income Statements for the year ended December 31, 2005 and 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Dated: January 26, 2006	/s/ Franklin T. Klink, III
Franklin T. Klink, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit

99	News Release, dated January 26, 2006, of Tower Bancorp, Inc.

99.1	Balance Sheets December 31, 2005 and 2004

99.2	Income Statements for the year ended December 31, 2005 and 2004